Exhibit 99.1

Minerva Surgical Closes $30 Million Private Placement of Common Stock

Santa Clara, Calif. – February 9, 2023 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical or the Company), a women’s health company focused on the treatment of Abnormal Uterine Bleeding (AUB), announced today that it has closed on the sale of 146,627,565 shares of its common stock in a private placement, led by Accelmed Partners (Accelmed), with participation by New Enterprise Associates, at an offering price of $0.2046 per share. Accelmed is now the controlling stockholder of Minerva Surgical.

Gross proceeds of the private placement are approximately $30 million, before deducting placement agent fees and other expenses payable by Minerva Surgical. Piper Sandler acted as sole placement agent for the private placement.

Minerva Surgical intends to use the net proceeds from the private placement, together with existing cash and cash equivalents, to support operations, research and development activities, working capital and other general corporate purposes. With the proceeds from the private placement, Minerva Surgical expects to extend its cash runway for at least the next 12 months.

“We are pleased to announce the closing of this private placement and are excited to welcome Accelmed in furthering our mission,” said Todd Usen, Minerva Surgical’s Chief Executive Officer. “This investment provides us with the cash runway to enter a new chapter of growth and continue to serve the uterine healthcare needs of women with our best-in-class surgical products.”

“We are excited to acquire a controlling stake in Minerva Surgical and are looking forward to working with management to improve its operational performance and build a meaningful women’s health platform” said Dr. Uri Geiger, Managing Partner of Accelmed.

The securities issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (Securities Act), or any state’s securities laws, and have been issued and sold pursuant to an exemption from registration under the Securities Act. The securities may not be offered or sold, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Minerva Surgical has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock issued in this private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include, but are not limited to, registration of the shares of common stock being issued and sold in the private placement, the Company’s use of proceeds from the private placement and management’s beliefs regarding the Company’s cash runway following the closing of the private placement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results may differ materially from these statements and from actual or future events due to a variety of factors, including: the Company may experience disruptions in its business due to the private placement and the transaction contemplated thereby; and any use of proceeds may not occur as expected. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s most recent quarterly report on Form 10-Q for the quarter ended September 30, 2022, as filed with the SEC on November 14, 2022, and available at www.SEC.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

About Accelmed Partners.

Accelmed is a U.S.-based private equity firm focused on acquiring and investing in U.S. commercial stage, lower middle market HealthTech companies. Since 2009, Accelmed has deployed over half a billion dollars into companies spanning medical devices, diagnostics, digital health and technology-enabled healthcare services. Accelmed seeks to accelerate value and scale innovation across the HealthTech field by bringing to bear the team’s industry experience, operational and financial expertise, and strong global relationships. For more information, please visit www.accelmed.com.

MEDIA CONTACT

Mike Clapper

mike.clapper@minervasurgical.com

804-295-7676

INVESTOR RELATIONS CONTACT

Caroline Corner

investors@minervasurgical.com

415-202-5678

RELATED LINKS

https://www.aubandme.com

https://www.minervasurgical.com